EXHIBIT 10.35

ELEVENTH AMENDMENT TO AGREEMENT OF LEASE

Investment Property Group, LLC / Medallion Bank

THIS AMENDMENT (this “Amendment”) is entered into as of the 22nd day of February, 2024, between INVESTMENT PROPERTY GROUP, LLC, a Utah limited liability company (“Landlord”), and MEDALLION BANK, a Utah industrial bank (“Tenant”). (Landlord and Tenant are referred to in this Amendment collectively as the “Parties” and individually as a “Party.”)

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

. Definition--Lease. As used in this Amendment, “Lease” means the Agreement of Lease, dated July 3, 2002, as previously amended by (a) the Amendment of Lease Agreement, dated October 29, 2004, (b) the Second Amendment of Lease Agreement, dated January 9, 2007, (c) the Third Amendment of Lease Agreement, dated October 31, 2007, (d) a second Third Amendment of Lease Agreement, dated November 15, 2011, (e) the Fourth Amendment of Lease Agreement, dated November 21, 2011, (f) the Fifth Amendment of Lease Agreement, dated November 26, 2012, (g) the Sixth Amendment to Agreement of Lease, dated January 26, 2017, (h) the Seventh Amendment to Agreement of Lease, dated May 10, 2017, (i) the Eighth Amendment to Agreement of Lease, dated March 28, 2018, (j) the Ninth Amendment to Agreement of Lease, dated August 19, 2019, and (k) the Tenth Amendment to Agreement of Lease, dated April 5, 2022, all entered into between Landlord or its predecessor-in-interest, B-Line Holdings, L.C., a Utah limited liability company, as landlord, and Tenant, as tenant, and, where applicable, as amended by this Amendment. Any term used in this Amendment that is capitalized but not defined shall have the same meaning as set forth in the Lease.

. Purpose. The Parties desire to downsize the Premises currently covered by the Lease, and to make certain other amendments to the Lease, in accordance with the terms and conditions set forth in this Amendment.

. Downsize. As of May 1, 2024 (the “Downsize Date”), a portion of Suite 300 (the “Downsize Space”) on the third floor of the Building, identified on the attached Exhibit A, consisting of approximately 962 usable square feet and approximately 1,107 rentable square feet, shall be removed from the Premises. The remaining portion of Suite 300, consisting of approximately 4,933 usable square feet and approximately 5,674 rentable square feet, shall remain a part of the Premises, with the result that the Premises shall contain in the aggregate a total of approximately 16,790 usable square feet and approximately 19,351 rentable square feet. Notwithstanding the foregoing, Suite 300 shall cease to be part of the Premises as of November 30, 2027, and shall, on or before such date, be vacated by Tenant and surrendered to Landlord in accordance with the Lease as if, as to Suite 300, such date were the expiration of the Term.

. Defined Terms. Effective as of, and for the period on and after, the Downsize Date, the following definitions in Section 1 of the Lease are revised to read as follows:

Base Rent means the following amounts per calendar month for the periods indicated, (i) based on 19,351 rentable square feet for the period from May 1, 2024 through November 30, 2027, inclusive, and (ii) based on 13,677 rentable square feet for the period from December 1, 2027 through November 30, 2030, inclusive:

Eleventh Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

Annual Cost Per

Periods Base Rent Rentable Square Foot

May 1, 2024 through $46,216.64 per month $28.66

November 30, 2024, inclusive

December 1, 2024 through $47,603.46 per month $29.52

November 30, 2025, inclusive

December 1, 2025 through $49,002.53 per month $30.40

November 30, 2026, inclusive

December 1, 2026 through $50,489.98 per month $31.31

November 30, 2027, inclusive

December 1, 2027 through $36,756.94 per month $32.25

November 30, 2028, inclusive

December 1, 2028 through $37,862.50 per month $33.22

November 30, 2029, inclusive

December 1, 2029 through $39,002.25 per month $34.22

November 30, 2030, inclusive

Premises means:

(i) for the period from May 1, 2024 through November 30, 2027, inclusive:

(a) Suite 300 on the third floor, consisting of approximately 5,674 rentable square feet (and approximately 4,933 usable square feet); and

(b) Suite 500 on the fifth floor, consisting of approximately 13,677 rentable square feet (and approximately 11,857 usable square feet),

comprising in the aggregate a total of approximately 19,351 rentable square feet (and approximately 16,790 usable square feet); and

(ii) for the period from December 1, 2027 through November 30, 2030, inclusive, Suite 500 on the fifth floor, consisting of approximately 13,677 rentable square feet (and approximately 11,857 usable square feet).

. Work of Improvement. Landlord agrees to take the Downsize Space in its “as-is” condition. Landlord will demise the Downsize Space from the remaining portion of Suite 300 with walls identified on Exhibit A and patch the carpet and paint the damaged wall in a manner that is reasonably acceptable to Tenant.

Eleventh Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

6. Enforceability. Each Party represents and warrants that: such Party was duly formed and is validly existing and in good standing under the laws of the state of its formation; such Party has the requisite power and authority under applicable law and its governing documents to execute, deliver and perform its obligations under this Amendment; the individual executing this Amendment on behalf of such Party has full power and authority under such Party’s governing documents to execute and deliver this Amendment in the name of, and on behalf of, such Party and to cause such Party to perform its obligations under this Amendment; this Amendment has been duly authorized, executed and delivered by such Party; and this Amendment is the legal, valid and binding obligation of such Party, and is enforceable against such Party in accordance with its terms.

7. Brokerage Commissions. Except as may be set forth in one or more separate agreements between Landlord and Landlord’s broker, or Landlord or Landlord’s broker and Tenant’s broker, each Party represents and warrants to the other Party that no claim exists for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on any agreement made by such representing Party. Each Party shall indemnify, defend and hold harmless the other Party from and against any claim for a brokerage commission, finder’s fee or similar fee in connection with this Amendment based on an actual or alleged agreement made by such indemnifying Party.

8. Entire Agreement. The Lease, as amended by this Amendment, exclusively encompasses the entire agreement of the Parties, and supersedes all previous negotiations, understandings and agreements between the Parties, whether oral or written, including, without limitation, any oral discussions, letters of intent and email correspondence. The Parties have not relied on any representation, understanding, information, discussion, assertion, guarantee, warranty, collateral contract or other assurance (including, without limitation, one relating to square footage) made by or on behalf of the other Party or any other person whatsoever (including, without limitation, any real estate broker or agent) that is not set forth in this Amendment, and the Parties waive all rights and remedies, at law or in equity, arising or that may arise as the result of a Party’s reliance thereon.

. Electronic Mail or Electronic Signatures. Signatures to this Amendment transmitted by electronic mail shall be valid and effective to bind the Party so signing, it being expressly agreed that each Party shall be bound by its own electronically mailed signature and shall accept the electronically mailed signature of the other Party. The execution of this Amendment may be accomplished by electronic signature utilizing DocuSign or any other technology, and any electronic signature (meaning any electronic symbol, designation or process), whether digital or encrypted, used by either Party shall authenticate this Amendment and have the same force and effect as a manual signature.

0. General Provisions. In the event of any conflict between the provisions of the Lease and the provisions of this Amendment, the provisions of this Amendment shall control. Except as set forth in this Amendment, the Lease (which, by definition, includes all previous amendments) is ratified and affirmed in its entirety. This Amendment shall inure to the benefit of, and be binding on, the Parties and their respective successors and assigns. This Amendment shall be governed by, and construed and interpreted in accordance with, the laws (excluding the choice of laws rules) of the state of Utah. This Amendment may be executed in any number of duplicate originals or counterparts, each of which when so executed shall constitute in the aggregate but one and the same document. Signature pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one document. Each exhibit referred to in, and attached to, this Amendment is an integral part of this Amendment and is incorporated in this Amendment by this reference.

Eleventh Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

THE PARTIES have executed this Amendment below, to be effective as of the date first set forth above.

LANDLORD:

INVESTMENT PROPERTY GROUP, LLC,

a Utah limited liability company

By /s/ Robert Galanis Jr.

Robert L. Galanis, Jr., Manager

TENANT:

MEDALLION BANK,

a Utah industrial bank

By /s/ Justin Haley

Print or Type Name of Signatory:

Justin Haley

Its Executive Vice President

Eleventh Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank

EXHIBIT A

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ELEVENTH AMENDMENT TO AGREEMENT OF LEASE

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Eleventh Amendment to Agreement of Lease

Investment Property Group, LLC / Medallion Bank